Exhibit 10.28

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE  FILING STATEMENT

by and from Green Plains Bluffton LLC, an Indiana limited liability company, “Mortgagor”

to BNP PARIBAS,
in its capacity as Pari Passu Agent, “Mortgagee”

Dated as of April 5, 2018

Location:1441 South Adams Street
Municipality:Bluffton
County:Wells County
State:Indiana
Parcel ID No.:98-08-08-300-001.000-004; 98-08-08-300-004.000-004
Legal Description:See Exhibit A attached.

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY AND CONSTITUTES A SECURITY INSTRUMENT AND IS A CONTINUOUSLY PERFECTED FIXTURE FILING WHEN FILED OF RECORD IN THE OFFICE OF THE RECORDER OF WELLS COUNTY, INDIANA, PURSUANT TO IND. CODE 26-1-9.1-502 AND 26-1-9.1-515, AND THE TERMS AND PROVISIONS HEREOF.

074658.01286/106510613v.2

US-DOCS\94696478.5

OMA-477570-3

NOTICE:  This mortgage secures credit in an amount not to exceed $1,700,000,000.00.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of April 5, 2018 by Green Plains Bluffton LLC, an Indiana limited liability company (together with its successors and permitted assigns, “Mortgagor”), having an address at 1811 Aksarben Drive, Omaha, NE  68106, to BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Term Loan Intercreditor Agreement.

B.Mortgagor is one of the New Grantors under the Term Loan Intercreditor Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Mortgagor executes and delivers this Mortgage to secure the Guaranteed Obligations on a pari passu basis (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Mortgage, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First

Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Mortgagor to Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Mortgage”), and the First Lien Mortgage shall be prior and superior to this Mortgage.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Pari Passu Agent (for the benefit of the Secured Parties), and its successors  and assigns, the real estate legally described in Exhibit A hereto (the “Land”)

in Wells County (the “County”), Indiana (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”); and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Mortgagor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real

Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Mortgage shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Pari Passu Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Pari Passu Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Mortgagor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL 7

Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.
Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Ind. Code 26-1-9.1-604 and Ind. Code 26-1-9.1-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Mortgagor warrants, represents, and covenants to Mortgagee and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Mortgagor shall preserve and protect the priority of the lien of this Mortgage as a second lien as herein provided.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Mortgagee).

Section 3.2 Payment of Taxes on this Mortgage

.  Without limiting any provision of the ABL Loan Documents, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Mortgagor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section.  The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Mortgagor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from a financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Mortgagor ceases to be financially sound and reputable, in which case, the Mortgagor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Mortgagor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may immediately foreclose this Mortgage by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement), or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.

(c) Appointment of a Receiver.  At any time after the commencement of an action in foreclosure, or during the period of redemption, Mortgagor waives its right to possession of the Mortgaged Property and agrees that the court having jurisdiction of the case shall, at Pari Passu Agent’s request, appoint a receiver to take immediate possession of the Rents and the other Mortgaged Property, and to rent the Mortgaged Property as such receiver may deem best for the interest of all interested parties.  For purposes of this Mortgage, the term “Rent” also includes “profits” and “issues.”  Such receiver shall be liable to account to Mortgagor only for the net profits, after application of Rents to the costs and expenses of the receivership and foreclosure and to the Obligations Secured.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  All proceeds of any foreclosure of this Mortgage by judicial action in any court (and any decree for sale in the event  of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Pari Passu Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Pari Passu Agent hereunder (collectively “Costs and Expenses”).  All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Pari Passu Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the ABL Controlling Agent may determine in its discretion.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Mortgage in any court or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Mortgage shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

Section 5.3 Satisfaction of Mortgage

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Mortgage, then the Pari Passu Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage in any court or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Mortgagor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.  Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Pari Passu Agent’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Mortgage specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Mortgagor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Pari Passu Agent pursuant to this Mortgage and the exercise of any right or remedy by Pari Passu Agent hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Mortgage, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Term Loan Intercreditor Agreement or any other document evidencing or relating to any Obligations Secured.  The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made.  Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the ABL Loan Documents.

Section 5.8 Changes

.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Pari Passu Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Mortgagor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Mortgagor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Mortgage.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Mortgage.  In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Mortgagor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding).  Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS MORTGAGE MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS MORTGAGE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Mortgage or any of the ABL Loan Documents, the liability of the Mortgagor hereunder shall not exceed the maximum amount of liability that the Mortgagor can incur without rendering this Mortgage void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 Second Lien Status

.  Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Mortgagee under this Mortgage and the exercise of any right or remedy by hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Mortgage, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Mortgage to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Mortgage shall be subject to the provisions and qualifications set forth in this Section 5.18.

Article 6 LOCAL LAW PROVISIONS
Section 1.
Section 2.
Section 3.
Section 4.
Section 5.
Section 6.

Section 6.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 6 and the other provisions of this Mortgage, the terms and conditions of this Article 6 shall control and be binding.

Section 6.2 Maturity Date. For purposes of Ind. Code 32-28-4-1, the Obligations Secured, by the terms thereof, absent earlier acceleration, shall mature on July 28, 2022.

Section 6.3 Obligations Secured. The term "Obligations Secured" as defined in this Mortgage shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Lenders and/or to enforce the performance or collection of all covenants, agreements, other obligations and liabilities of the Mortgagor under this Mortgage or any or all of the Loan Documents.  The obtaining of any judgment by Lenders (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, powers, rights and remedies of Lenders, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

Section 6.4 No Hazardous Substances Lien. Neither Mortgagor nor, to the best of Mortgagor's knowledge, after diligent inquiry and investigation, any tenant of the Premises has received a notice of intention to hold a lien as may be imposed under Ind. Code 13-25-4-1 et seq.

Section 6.5 Savings Clause. To the extent the laws of the State of Indiana limit (i) the availability of the exercise of any of the remedies set forth in this Mortgage, including without limitation any remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to whether such remedies, waivers or indemnities were enforceable at the time of the execution and delivery of this Mortgage.

Section 6.6 No Waiver. Nothing in this Mortgage or in the other ABL Loan Documents is intended to constitute a waiver by Mortgagee or Lenders of, or agreement by Mortgagor or any other person or entity liable for the Obligations Secured or any part thereof, to waive, the time limitations set forth in Ind. Code 32-29-7-3 so as to constitute consideration for a waiver or release of a deficiency judgment, or otherwise result in a waiver or release under Ind. Code 32-29-7-5 or any other provision of Applicable Indiana Law, as hereinafter defined, of a deficiency judgment, or of the right to seek a deficiency judgment against Mortgagor or any other person or entity liable for the Obligations or any part thereof, or a consent by Mortgagor, Lender or Mortgagee to any such a waiver or release, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee and Lender for their own behalf and their respective successors and assigns, subject to the terms of this Mortgage.

Section 6.7 Rights of Mortgagee. Notwithstanding anything in this Mortgage or the ABL Loan Documents to the contrary, Mortgagee shall be entitled to all rights and remedies that a Mortgagee would have under Indiana law or in equity including, but not by way of limitation, Ind. Code 32-30-10, Mortgage Foreclosure Actions, Ind. Code 32-30-5, Receiverships, and the Code (such laws, as amended, modified and/or recodified from time to time are collectively referred to herein collectively as, the "Applicable Indiana Law").  In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Indiana Law, the provisions of Applicable Indiana Law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Applicable Indiana Law.  Should Applicable Indiana Law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such Applicable Indiana Law, but all other provisions hereof shall remain in full force and effect without modification.

Section 6.8 Leases and Rents. Without limiting the scope of the assignment of Leases and Rents contained in this Mortgage, the assignment of Rents set forth herein shall constitute an assignment of rents as set forth in Ind. Code 32‑21-4-2 and thereby creates, and Mortgagor hereby grants to Mortgagee, a security interest in the Leases and Rents that will be perfected upon the recording of this Mortgage.

Section 6.9 Consent to Appointment of Receiver. Subject to the terms and provisions of this Mortgage, Mortgagor hereby irrevocably consents to the appointment of a receiver, which receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Indiana Law, including, specifically, Ind. Code 32-30-5-7 and shall, to the extent permitted by Applicable Indiana Law, collect and apply the Rents in accordance with the provisions of this Mortgage.

Section 6.10 Waiver of Rights and Remedies of Sureties Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Indiana pertaining to the rights and remedies of sureties.

Section 6.11 Mortgagor’s Name. Mortgagor warrants that Mortgagor does business under no other names with respect to the Mortgaged Property other than the trade name disclosed to Mortgagee.  Mortgagor shall immediately notify Mortgagee in writing of any change in the name of and the use of any trade names by, Mortgagor and, upon request of Mortgagee, shall execute any additional financing statements and other certificates required to reflect any change in name or trade names and shall execute and file any assumed name certificate required by applicable laws including, without limitation, Ind. Code 23-15-1-1.

Section 6.12 Reimbursable Costs. All costs incurred by Mortgagee pursuant to this Mortgage, to the extent reimbursable under Applicable Indiana Law, whether or not enumerated in this Mortgage ("Reimbursable Costs"), shall be added to the Obligations Secured or by the judgment of foreclosure, which Reimbursable Costs may include, without limitation, all costs and expenses which may be paid or incurred by or on behalf of Mortgagee in any proceeding to enforce this Mortgage or foreclose upon the Mortgaged Property, all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Mortgagee incurred in preparation for, contemplation of or in connection with the enforcement of this Mortgage and/or the collection of the Obligations Secured and for attorneys' fees, appraiser's fees, receiver's costs and expenses, insurance, taxes, outlays for documentary and expert evidence, expenses and costs for preservation of the Mortgaged Property, stenographer's charges, publication costs and costs of procuring all abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any foreclosure sale which may be had pursuant to such decree the true condition of the title to or value of the Mortgaged Property or for any other reasonable purpose.  The amount of any such Reimbursable Costs which may be paid or incurred after the decree or judgment for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby in the foreclosure judgment or decree for or  sale.  The phrases "attorneys fees", "legal fees" and counsel fees" when used herein or in the other Loan Documents shall include any and all attorneys', paralegals' and law clerks' fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Premises, or any part thereof and enforcing its rights hereunder.

Section 6.13 Acknowledgement of Indemnification Provisions. IT IS EXPRESSLY AGREED AND UNDERSTOOD BY MORTGAGOR THAT THIS MORTGAGE INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, INCLUDE AN INDEMNIFICATION BY MORTGAGOR OF MORTGAGEE FROM CLAIMS OR LOSSES ARISING AS A RESULT OF MORTGAGEE’S OWN NEGLIGENCE.

Section 6.14        No Merger. If both any leasehold estate and the fee estate for all or any portion of the Premises at any time become vested in one owner, this Mortgage and the lien created hereby shall not be merged, destroyed or terminated by application of the doctrine of merger and, in such event, the Mortgagee shall continue to have and enjoy all of the rights and privileges of the Mortgagee as to the separate estates.  In addition, upon the foreclosure of the lien of this Mortgage, pursuant to the provisions hereof or Applicable Indiana Law, or upon any conveyance in lieu thereof, neither the fee estate, nor any leases, subleases, or sub-subleases then existing with respect to all or any portion of the Mortgaged Property shall be merged, terminated or destroyed by application of the doctrine of merger, or as a result of such foreclosure or conveyance, unless in such case the Mortgagee or any purchaser at a foreclosure sale shall elect in writing to the contrary.  The provisions of this Section 6.14 are in addition to and without limitation on the non-merger provisions of Ind. Code 32-29-8-4(h) and other post-foreclosure rights, remedies, and provisions contained in Ind. Code 32-29-8-4.

Section 6.15 Future Advances; Maximum Principal Amount.   Pursuant to Ind. Code 32-29-1-10, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time up to the maximum principal amount of $1,700,000,000.00 (the “Secured Amount”) shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after this Mortgage is executed.  The maximum principal amount is stated herein for the purpose of any Applicable Indiana Law pertaining to future advances and may be in excess of the permitted borrowing under the Loan Documents to cover expense, accrued interest, costs of collection and other costs, expenses and obligations, and shall not be deemed a commitment by Lender to make any future advances, mortgages and liens.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	Green Plains Bluffton LLC, an Indiana limited liability company
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of March, 2018, within my jurisdiction, the within named Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the person or entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Ronda Alcala

Notary Public

My commission expires:

9/29/20

This instrument prepared by:  Kim N. A. Boras

After recording, return to:Latham & Watkins LLP

355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560

Attn:  Kim N. A. Boras, Esq.

I affirm, under the penalties of perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  Kim N. A. Boras

EXHIBIT A

Legal Description

PARCEL 1:

PART OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, (ASSUMED AND THE BASIS FOR THESE BEARINGS), 1488.47 FEET ALONG THE WEST LINE OF SAID NORTHWEST QUARTER TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE NORTH 65 DEGREES 10 MINUTES 45 SECONDS EAST, 2804.95 FEET ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO THE NORTH LINE OF SAID NORTHWEST QUARTER; THENCE SOUTH 89 DEGREES 49 MINUTES 48 SECONDS EAST 116.37 FEET ALONG SAID NORTH LINE TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 88 DEGREES 46 MINUTES 46 SECONDS EAST, 2227.06 FEET ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER TO THE WESTERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE SOUTH 22 DEGREES 53 MINUTES 10 SECONDS WEST, 3478.34 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 22 DEGREES 55 MINUTES 15 SECONDS WEST, 2255.13 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE TO THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 89 DEGREES 54 MINUTES 33 SECONDS WEST, 8.77 FEET ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 1322.25 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO THE SOUTHWEST CORNER OF THE EAST HALF OF SAID SOUTHWEST QUARTER; THENCE NORTH 00 DEGREES 04 MINUTES 08 SECONDS, EAST, 2657.35 FEET ALONG THE WEST LINE OF THE EAST HALF OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF SAID SOUTHWEST QUARTER; THENCE NORTH 89 DEGREES 44 MINUTES 08 SECONDS WEST, 1325.66 FEET ALONG SAID NORTH LINE TO THE PLACE OF BEGINNING. CONTAINING 346.08 ACRES MORE OR LESS.

PARCEL 2:

Tract I:

THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.46 ACRES.

Tract 2:

ALSO: THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.40 ACRES.

EXCEPTING THEREFROM: PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTHERLY, 527.00 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO A P.K. NAIL; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO A 5/8" REBAR STAKE; THENCE SOUTHERLY, DEFLECTING RIGHT 89 DEGREES 59 MINUTES 44 SECONDS, 527.00 FEET PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST QUARTER TO A PK. NAIL ON THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WESTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET ALONG SAID SOUTH LINE TO THE PLACE OF BEGINNING. CONTAINING 7.92 ACRES.

Exhibit A-1

ALSO EXCEPT THEREFROM FROM THE ABOVE LISTED PARCELS 1 and 2:

EXCEPT THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 400, in the Office of the Recorder, Wells County, being that part of the grantors' land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit "B", described as follows: Beginning at the southwest corner of said quarter section, designated as point "4" on said plat: thence North O degrees 40 minutes 35 seconds West (assumed bearing) 1,488.04 feet along the west line of said section to the southeastern boundary of the Wabash Central, LLC Railway; thence North 64 degrees 40 minutes 03 seconds East 55.02 feet along the southeastern boundary of said Wabash Central, LLC Railway; thence South O degrees 40 minutes 35 seconds East 1,504.08 feet to the point designated as "1753" on said plat; thence South O degrees 32 minutes 12 seconds East 7.28 feet to the south line of said quarter section; thence South 89 degrees 44 minutes 52 seconds West 49.98 feet along said south line to the point of beginning and containing 1.721 acres, more or less, inclusive of the presently existing right of way which contains 0.995 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors' land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit "B", described as follows: Beginning at the northwest corner of said quarter section, designated as point "4" on said plat: thence North 89 degrees 44 minutes 52 seconds East (assumed bearing) 49.98 feet along the north line of said quarter section; thence South O degrees 32 minutes 12 seconds East 42.86 feet to the point designated as "1752" on said plat; thence South O degrees 30 minutes 51 seconds East 1,288.55 feet to the south line of said quarter quarter section; thence South 89 degrees 35 minutes 42 seconds West 50.00 feet along said south line to the west line of said section; thence North O degrees 30 minutes 51 seconds West 1,331.54 feet along said west line to the point of beginning and containing 1.528 acres, more or less, inclusive of the presently existing right of way which contains 0.764 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors' land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit "B", described as follows: Beginning on the west line of said section North O degrees 30 minutes 51 seconds West (assumed bearing) 527.00 feet from the southwest corner of said section, said southwest corner designated as point "2" on said plat, which point of beginning is the northwest corner of a tract of land described in Deed Record 141, Page 524, Office of the Recorder of Wells County: thence continuing North O degrees 30 minutes 51 seconds West 804.54 feet along the west line of said section to the north line of said quarter quarter section; thence North 89 degrees 35 minutes 42 seconds East 50.00 feet along said north line of said quarter quarter section; thence South O degrees 30 minutes 51 seconds East 804.41 feet to the north line of said tract; thence South 89 degrees 26 minutes 32 seconds West 50.00 feet along said north line to the point of beginning and containing 0.923 acres, more or less, inclusive of the presently existing right of way which contains 0.462 acres, more or less.

ALSO EXCEPTING THEREFROM:

PART OF THE NORTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

STARTING AT THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, (ASSUMED AND THE BASIS FOR THESE BEARINGS), 65.33 FEET ALONG THE WEST LINE OF SAID NORTHWEST QUARTER; THENCE NORTH 89 DEGREES 49 MINUTES 14 SECONDS EAST, 50.00 FEET TO THE EAST RIGHT-OF-WAY LINE OF ADAMS STREET AS RECORDED IN DEED RECORD 150 PAGE 579 WHICH SHALL BE THE PLACE OF BEGINNING; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, 25.00 FEET ALONG SAID EAST RIGHT-OF-WAY LINE; THENCE NORTH 89 DEGREES 49 MINUTES 14 SECONDS EAST, 1884.92 FEET; THENCE NORTH 22 DEGREES 49 MINUTES 03 SECONDS EAST, 611.83 FEET; THENCE NORTH 67 DEGREES 10 MINUTES 57 SECONDS WEST, 46.60 FEET; THENCE NORTH 22 DEGREES 49 MINUTES 03 SECONDS EAST, 119.47 FEET; THENCE NORTH 67 DEGREES 42 MINUTES 00 SECONDS WEST, 56.74 FEET; THENCE NORTH 23 DEGREES 50 MINUTES 19 SECONDS EAST, 44.50 FEET; THENCE SOUTH 66 DEGREES 54 MINUTES 40 SECONDS EAST, 4.75 FEET; THENCE NORTH 22 DEGREES 54 MINUTES 53 SECONDS EAST, 328.64 FEET; THENCE NORTH 67 DEGREES 06 MINUTES 35 SECONDS WEST, 386.30 FEET; THENCE SOUTH 23 DEGREES 25 MINUTES 40 SECONDS WEST, 32.00 FEET; THENCE NORTH 67 DEGREES 06 MINUTES 35 SECONDS WEST, 130.30 FEET; THENCE NORTH 22 DEGREES 53 MINUTES 27 SECONDS EAST, 55.00 FEET; THENCE SOUTH 67 DEGREES 06 MINUTES 35 SECONDS EAST, 185.00 FEET; THENCE NORTH 22 DEGREES 43 MINUTES 26 SECONDS EAST, 449.39 FEET; THENCE NORTH 67 DEGREES 16 MINUTES 34 SECONDS WEST, 305.00 FEET; THENCE SOUTH 23 DEGREES 44 MINUTES 33 SECONDS WEST, 302.00 FEET; THENCE NORTH 67 DEGREES 06 MINUTES 35 SECONDS WEST, 123.50 FEET; THENCE SOUTH 23 DEGREES 44 MINUTES 33 SECONDS WEST, 73.00 FEET; THENCE SOUTH 67 DEGREES 06 MINUTES 35 SECONDS EAST, 123.50 FEET; THENCE SOUTH 23 DEGREES 44 MINUTES 33 SECONDS WEST, 75.00 FEET; THENCE SOUTH 67 DEGREES 06 MINUTES 35 SECONDS EAST, 52.00 FEET; THENCE SOUTH 22 DEGREES 34 MINUTES 28 SECONDS WEST, 23.32 FEET; THENCE NORTH 67 DEGREES 06 MINUTES 35 SECONDS WEST, 2.54 FEET; THENCE SOUTH 22 DEGREES 54 MINUTES 33 SECONDS WEST, 315.23 FEET; THENCE SOUTH 66 DEGREES 26 MINUTES 41 SECONDS EAST, 82.80 FEET; THENCE SOUTH 22 DEGREES 49 MINUTES 03 SECONDS WEST, 125.00 FEET; THENCE SOUTH 67 DEGREES 10 MINUTES 57 SECONDS EAST, 25.00 FEET; THENCE SOUTH 22 DEGREES 49 MINUTES 03 SECONDS WEST, 679.14 FEET; THENCE SOUTH 89 DEGREES 49 MINUTES 14 SECONDS WEST, 1901.47 FEET TO THE PLACE OF BEGINNING. CONTAINING 5.12 ACRES MORE OR LESS.